Exhibit 99.1

Investor Relations Contact: Stephanie Prince / Jody Burfening LHA (212) 838-3777 sprince@lhai.com or ir@augme.com	Public Relations Contact: pr@hipcricket.com

Augme Technologies Names Media & Entertainment Leader Robbee Minicola to Board of Directors

NEW YORK, NY – January 23, 2013 -- Augme Technologies, Inc. (OTCBB: AUGT) ("Augme®") ("the Company"), a technology and services leader in interactive media and mobile marketing and mobile advertising, today announced that Robbee Minicola has joined the Company’s Board of Directors as an Independent Director.

"Robbee’s intrinsic understanding of the media industry and her depth of knowledge in the mobile space makes her an outstanding addition to the Augme Board,” noted Robert F. Hussey, CEO of Augme Technologies. “Her skills effectively work the critical link between the content owner/aggregator, the advertiser, and the consumer, establishing a win-win-win value equation that has content owners ready to contribute, advertisers ready to participate and the population eager to consume. We look forward to the contributions she will make to our strategy in both direction and innovation, driving significant value to Augme’s growth.”

Ms. Minicola (49) has demonstrated experience in leadership and strategy across traditional and digital media with over 25 years’ experience in the advertising and media industry with a particular focus on monetizing content across platforms through both advertising and consumer direct. She currently holds a senior media industry role at Microsoft working closely with U.S. and international media enterprises. Prior to her role at Microsoft, Ms. Minicola was the CEO of Hybrid Television Services Pty Limited, the exclusive licensee of TiVo in Australia & New Zealand. She also served as a senior executive in the Seven Media Group, Australia, where she was responsible for the media conglomerate’s digital strategy. Ms. Minicola previously led the marketing and sales activities of mNet Group, which built Australia’s first 3G network in the Southern Hemisphere in 2001.
"Led by Hipcricket’s success, Augme possesses the necessary ingredients to lead in the mobile space,” said Ms. Minicola. “What used to be a simplistic approach to mobile has now become a complex solution requiring much more than mere aesthetic – it requires an end-to-end approach encompassing both a customer-centric solution plus the ability to harness the data into relevant business intelligence. Hipcricket has nailed it in their approach across all digital mobile devices, not just cell phones, and this demonstrates to me that Augme is one company to watch. I am proud to be a part of shaping Augme and Hipcricket’s future along with the CEO, the Hipcricket team and the rest of the Board.”

About Augme Technologies, Inc.

Augme® Technologies, Inc. (OTCBB: AUGT) provides strategic services and mobile marketing technology to leading consumer and healthcare brands. Selling its products and services under the Hipcricket brand, Augme's platform has provided measurable successes in over 250,000 campaigns for its clients, which include many of America's brand-name leaders (e.g., Macy's, MillerCoors and Clear Channel) in a variety of industries, along with their agencies.

Augme's offerings allow marketers, brands, and agencies to plan, create, test, deploy, and track mobile marketing programs across every mobile channel, including SMS, MMS, 2D/QR codes, mobile websites, advertising networks, social media and branded apps. Augme's AD LIFE® platform facilitates consumer brand interaction and the ability to track and analyze campaign results. Using its own patented device-detection and proprietary mobile content adaptation software, AD LIFE® solves the mobile marketing industry problem of disparate operating systems, device types, and on-screen mobile content rendering. Augme also provides business-to-consumer solutions, including national mobile couponing campaigns, strategic mobile healthcare tools, custom mobile application development, and consumer data tracking and analytics. In addition to AD LIFE®, Augme in 2011 acquired the assets of Hipcricket, Inc. and JAGTAG, Inc. and licenses the digital broadcast platform BOOMBOX®. Augme is headquartered in New York City, with operations in Seattle, Atlanta, Dallas, Los Angeles, San Francisco, Chicago, Miami and Tucson. For more information visit www.augme.com or www.hipcricket.com.

Augme Technologies™, Hipcricket®, Augme®, AD LIFE®, BOOMBOX®, AD SERVE® and the Augme logo are trademarks of Augme Technologies, Inc. All rights reserved. 2009-13.

Forward-Looking Statements

This release includes forward-looking statements. All statements regarding the expected results of our restructuring and our expected future financial position, including management's revenue guidance, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," " and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in Augme's Form 10-K for the year ended February 29, 2012 and more recent reports and registration statements filed with the SEC. Augme Technologies, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter such forward-looking statements, whether as a result of new information, future events or otherwise.